EXHIBIT 23.1


                           CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTS



JD American Workwear, Inc.
Coventry, Rhode Island



We hereby consent to the incorporation by reference in the Form S-8 of JD American Workwear, Inc. ( the "Company") of our report dated May 20, 1998 (June 12, 1998 as to Notes 1 and 10), relating to our audit of the 1998 financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB as of and for the year ended February 28, 1999.



BDO Seidman, LLP


Boston, Massachusetts
June 11, 1999